As filed with the Securities and Exchange Commission on January 30, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAZE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	82-2635018
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

171 Oyster Point Blvd., Suite 300

South San Francisco, California 94080

(650) 850-5070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Coloma, Ph.D.

Chief Executive Officer

Maze Therapeutics, Inc.

171 Oyster Point Blvd., Suite 300

South San Francisco, California 94080

(650) 850-5070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Effie Toshav, Esq. Amanda Rose, Esq. Ryan Mitteness, Esq. Chelsea Anderson, Esq Fenwick & West LLP 555 California Street San Francisco, California 94104 (415) 875-2300	Alan Denenberg, Esq. Emily Roberts, Esq. Davis Polk & Wardwell LLP 900 Middlefield Road Suite 200 Redwood City, California 94063 (650) 752-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-284164

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Maze Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No.  333-284164) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on January 7, 2025, and which the Commission declared effective on January 30, 2025.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 1,092,500 shares, 142,500 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Table (Exhibit 107) contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (Registration No. 333-284164)).

107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 30th day of January, 2025.

MAZE THERAPEUTICS, INC.

By:	/s/ Jason Coloma
Jason Coloma, Ph.D. Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Coloma Jason Coloma, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	January 30, 2025

/s/ Amy Bachrodt Amy Bachrodt	SVP, Finance (Principal Accounting Officer)	January 30, 2025

* Charles Homcy, M.D.	Director	January 30, 2025

* Nancy C. Andrews, M.D., Ph.D.	Director	January 30, 2025

* Jamie Brush, M.D.	Director	January 30, 2025

* Alan Colowick, M.D., M.P.H.	Director	January 30, 2025

* Sekar Kathiresan, M.D.	Director	January 30, 2025

* Jonathan Lim, M.D.	Director	January 30, 2025

* Richard Scheller, Ph.D.	Director	January 30, 2025

* Catherine Angell Sohn, Pharm.D.	Director	January 30, 2025

* Daniel Spiegelman	Director	January 30, 2025

* Jeffrey Tong, Ph.D.	Director	January 30, 2025

*By Attorney-in-Fact

/s/ Jason Coloma
Jason Coloma, Ph.D.